EXHIBIT 10.11
PROMISSORY NOTE

US $50,000.00	June 1, 2009

For value received MARANI BRANDS, INC., a Nevada corporation (the "Company"), hereby promises to pay to the order of SJ GRIGOLLA, a resident of the State of California and his successors and/or assigns (the "Holder"), the principal sum of FIFTY THOUSAND U.S. DOLLARS ($50,000.00), and to pay interest on the outstanding principal amount of this Note, all as provided for in this Note.

1.Payment of Principal. The outstanding principal amount of this Note shall be payable upon the date that the Company completes an equity financing of greater than $1,000,000 (the "Maturity Date").

2.Interest. Interest shall accrue on the outstanding principal amount of this Note at a rate of eight percent (8%) per annum (calculated on the basis of a year comprised of 12 months of 30 days), and shall be payable on the Maturity Date.

3. Events of Default. Upon the occurrence of any of the following events (each an "Event of Default"), the outstanding principal of this Note together with all accrued and unpaid interest shall become automatically due and payable:

(a) the Company fails to pay the principal amount of this Note or interest on such principal amount when any such amount is due and payable hereunder; or

(b) the Company shall default or breach in its observance or performance of any covenant contained in this Note or, on its part to be observed or performed by the Company; or

(c) the Company admits its inability to, or fails generally or is generally unable to, pay its debts as such debts become due, or files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes a general assignment for the benefit of creditors, or applies for or consents to the appointment of any custodian, receiver, trustee (or other similar official) for the Company any of its properties or assets, or takes any action to authorize any of the actions or events set forth above in this paragraph (c); or

(d) an involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) days after the commencement thereof) under any bankruptcy, reorganization, insolvency or moratorium law or any other similar law now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of the Company or any of its properties or assets and such petition is not dismissed within forty-five (45) days.

(e) In order to induce the Holder to make the Loan to the Company evidenced by this Note, the Company hereby represents and warrants to the Holder as follows, that (i) the Company has the requisite corporate power and authority and full legal capacity to enter into, execute and deliver this Note, to perform fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby and (ii) the execution and delivery and performance of this Note by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company by all necessary corporate action.

4. Amendment; Waiver. Any amendment, modification or waiver of any term or provision of this Note shall only be effective if such amendment, modification or waiver is evidenced by an instrument in writing duly executed by each of the Company and the Holder. No waiver by a party of any provision of this Note shall be deemed to be a waiver of any preceding or subsequent breach of the same or similar nature or of any other provision of this Note. No waiver of this Note granted by the Holder shall constitute a continuing waiver. Any waiver shall be limited to the specific instance and purpose for which it is given.  Any course of dealing between the Company and the Holder shall not be considered an amendment or modification of this Note or a waiver of any term or provision thereof.

5. Governing Law; Jurisdiction. This Note shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard or reference to any of its choice of laws or conflicts of laws principles which would result in the application of the substantive laws of another jurisdiction. Any legal action, suit or proceeding with respect to this Note shall be brought exclusively in the courts of the State of California located in Los Angeles County or the federal district courts of the United States of America for the Central District of California, and, by the execution and delivery of this Agreement, the Company hereby submits for itself and in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts, and does hereby knowingly and irrevocably waive any objection that the Company may have to the jurisdiction of said courts or, any objection to venue of said courts or any objection based on the grounds of forum non conveniens, which the Company now has or may hereafter have to the bringing of any such action, suit or proceeding in said courts.

6. WAIVER OF JURY TRIAL. THE COMPANY HEREBY KNOWINGLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT THE HOLDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.

7. Construction. In resolving any dispute or controversy arising out of or relating to this Note or in connection with construing any term or provision in this Note, there shall be no presumption made or inference drawn because of the inclusion of a provision not contained in a prior draft or the deletion of a provision contained in a prior draft.

8. Assignment. The rights and obligations of the Company and the Holder will be binding upon and inure to the benefit of their respective successors, assigns, heirs, and administrators.

9. Severability. If one or more provisions of this Note is held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision(s) were so excluded or amended, so that this Note shall be enforceable in accordance with its terms. It is the intent of the Company and the Holder that this Note be enforced, in accordance with its terms, to the fullest extent permitted by applicable law.

10. Headings. The section headings contained in this Note are inserted herein for the purpose of convenience and reference only and they are not to be given any substantive effect, nor shall they be used or have any effect upon the construction or interpretation of any term or provision hereof.

IN WITNESS WHEREOF, this Note has been executed by a duly authorized officer of the Company as of the date of this Note.

MARANI BRANDS, INC.

By_s/s Ara Zartarian
Chief Executive Officer